INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-17281, No. 333-17283, and No. 333-44249 of ACI Telecentrics Incorporated on Form S-8 of our report dated February 12, 1998 incorporated by reference in this Annual Report on Form 10-KSB of ACI Telecentrics, Incorporated for the year ended december 31, 1997.

/s/ DELOITTE & TOUCHE

Minneapolis, Minneosta
March 26, 1998